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                                                                    Exhibit 10.2


                       FORM OF NON-COMPETITION AGREEMENT

         This Non-Competition Agreement (this "Agreement") is made as of
    , 1997 among UBICS, INC., a Delaware corporation ("UBICS"), VIJAY MALLYA, an individual ("Mallya"), U B INFORMATION AND CONSULTANCY SERVICES LTD., a corporation organized under the laws of India ("UB Services"), UNITED BREWERIES LIMITED, a corporation organized under the laws of India ("UBL"), and UB INTERNATIONAL LIMITED, a corporation organized under the laws of the United Kingdom ("UB International") (UB Services, UBL and UB International are sometimes referred to hereinafter collectively as the "Companies").

                                    PREAMBLE

         UBICS is engaged in the business of providing information technology services and personnel to business organizations (the "IT Services Business"). Mallya owns a Controlling interest in or otherwise Controls (as those terms are defined in Section 4) each of the companies comprising the UB Group (collectively, the "UB Group Companies"). Certain of the UB Group Companies, including UB Services, have engaged in the IT Services Business from time to time or employ individuals who formerly were employed in the IT Services Business.

         Because of the experience of UB Services and other UB Group Companies in the IT Services Business, Mallya and the UB Group Companies, including their Affiliates (as defined in Section 4 below) have the ability to engage, directly or indirectly, in competition with UBICS and thereby to adversely affect its business. Accordingly, the parties, intending to be legally bound and in consideration of their mutual promises set forth hereto, do hereby agree as follows.

         1. Confidential Information. Mallya and the Companies each acknowledge that in the course of their conduct of the IT Services Business they or their Affiliates may have acquired or been a party to certain Confidential Information relating to UBICS's IT Services Business (the "UBICS Business"). "Confidential Information" shall mean all information about the UBICS Business and its products, methods, business, policies, practices, personnel, customers, suppliers, distributors and sales representatives which is not in the public domain, including without limitation all trade secrets, inventions, discoveries, ideas, designs and know-how. Each of Mallya and the Companies agrees, and shall cause each of their affiliates, to (a) return to UBICS any Confidential Information relating to the conduct by UBICS of the UBICS Business in tangible form which is in their possession or control without retaining any copies or extracts thereof, and (b) not, without the prior written consent of UBICS, use for their own benefit or reveal to any third party any Confidential Information (except to the extent required for performance by an Affiliate (as defined in Section 4) of services for UBICS under a service or similar agreement with UBICS.

         2. Non-Competition. From and after the date hereof until the date which is the later of the _______ anniversary of the date hereof or the date of occurrence of a Change in Control (as defined in Section 4 below) of UBICS, neither Mallya nor any of the Companies nor any of their respective Affiliates (as defined in Section 4 below) shall, as proprietor, director, officer, partner, shareholder, employee, consultant, agent, independent contractor or otherwise, for itself or on behalf of any other person or entity, (a) engage in or carry on, directly or indirectly, in any part of the world (the "Territory"), any business similar to the UBICS Business (a "Competing Business"), (b) have any direct or indirect interest in, or be affiliated with, or render any services for, any person or entity engaged in or


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carrying on, directly or indirectly, any Competing Business in the Territory,
(c) induce or attempt to induce any customer or supplier of the UBICS Business to reduce the business done by such supplier or customer with the UBICS Business, (d) solicit any employee of the UBICS Business to leave the employ of the UBICS Business or (e) engage in any practice the purpose or result of which is to evade the provisions of this Agreement or to commit any act that is detrimental to the successful continuation by UBICS of the UBICS Business. Notwithstanding the foregoing, Mallya together with his Affiliates (as defined in Section 4 below) may own in the aggregate up to 5% of the outstanding capital stock of a publicly traded company which engages in a Competing Business without violating this Section 2.

         3. Injunctive Relief. Each of Mallya and the Companies acknowledges and agrees that the covenants and agreements set forth in Sections 1 and 2 are necessary to protect the legitimate business interests of UBICS and that any breach of such covenants and agreements will cause immediate and irreparable harm to UBICS. Each of Mallya and the Companies acknowledges that damages for the violation of any such covenant or agreement will not give full and sufficient relief to UBICS and agrees that, in the event of any violation of any such covenant or agreement, UBICS shall be entitled to injunctive relief with respect to any such breach, which remedy shall be in addition to any other remedy which UBICS may have on account of such breach.

         4. Certain Definitions. As used herein, the following definitions shall apply:

         (a) An "Affiliate" of a person or entity shall have the meaning ascribed to such term for purposes of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), and includes any person or entity that directly or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the person or entity specified.

         (b) "Change in Control" shall mean any of the following events:

            (i) any individual, corporation, partnership, association, trust or other entity (other than Mallya or an Affiliate of Mallya) becomes the beneficial owner (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934), directly or indirectly, of securities of UBICS representing 50% or more of the combined voting power of the then outstanding voting securities of UBICS;

            (ii) consummation of an agreement by UBICS to consolidate or merge with any other entity pursuant to which UBICS will not be the continuing or surviving corporation or pursuant to which shares of the common stock of UBICS would be converted into cash, securities or other property, other than a merger of UBICS in which holders of the common stock of the surviving corporation immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger;

            (iii) consummation of an agreement of UBICS to sell, lease, exchange or otherwise transfer in one transaction or a series of related transactions substantially all the assets of UBICS;

            (iv) consummation of any plan or proposal adopted by UBICS for a complete or partial liquidation or dissolution of UBICS; or

            (v) consummation of an agreement to sell more than 50% of the outstanding voting securities of UBICS in one or a series of related transactions other than an initial public offering of voting securities registered with the Securities and Exchange Commission.


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         (c) The term "Control" (including the terms "Controlling, "Controlled by" and "under common Control with") shall have the meaning ascribed to such term for purposes of Rule 405 under the Securities Act, and includes the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise.

         5. Mallya and each Company agree to use, and to cause each of their respective Affiliates to use, their best efforts to cause each entity which he or it Controls, including the UB Group Companies, to comply with the covenants set forth in this Agreement.

         6. Agreements of UB Services. UB Services acknowledges that it has ceased all business activities relating to the IT Services Business and agrees that it shall cease all active business operations within 90 days after the date hereof or as soon as practicable thereafter. Mallya, UBL and UB International shall take all action, and shall cause each of their Affiliates which Control UB Services to take all action, as may be required to cause UB Services to comply with each of its covenants set forth in this Agreement. In addition, UB Services hereby transfers and assigns to UBICS its entire right, title and interest in and to the trade name "UBICS" and any derivation thereof and disclaims any right to use said trade name or any derivation thereof anywhere in the Territory.

         7. Miscellaneous.

            (a) Notices. All notices or other communications which may be given hereunder shall be in writing and shall be given to the addresses set forth below:

            If to UBICS:

            UBICS, Inc.
            100 Sainte Claire Plaza
            1121 Boyce Road
            Pittsburgh, PA 15241
            Attn: President

            If to Mallya or the Companies:

            c/o Vijay Mallya
            Three Harbor Place, Suite 115
            Sausalito, CA  94065

            (b) Successors and Assigns. This Agreement and all rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

            (c) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

            (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (e) Amendment. To be effective, any amendment or waiver to this Agreement must be in writing and be signed by the party against whom enforcement of the same is sought.


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            (f) Severability. If any portion of this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid and unenforceable, the valid and enforceable provisions will continue to be given effect and bind the parties hereto. In addition, the covenants set forth in Sections 1 and 2 are intended to be separate covenants for each county and district and each country, state, province or other political subdivision comprising a part of the Territory, and the invalidity of such clauses as to any country, county, state or political subdivision shall not affect their validity as to any other country, county, state or political subdivision comprising a part of the Territory.

            (g) Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date and year first written above.

                                   UBICS, INC.

                                   By: ______________________________________
                                       President


                                   __________________________________________
                                       Vijay Mallya


                                   UB INFORMATION AND CONSULTANCY
                                   SERVICES LTD.


                                   By: ______________________________________
                                       Authorized Officer


                                   UNITED BREWERIES LIMITED

                                   By: ______________________________________
                                       Authorized Officer


                                   UB INTERNATIONAL LIMITED

                                   By: ______________________________________
                                       Authorized Officer